EMERGING MARKETS GROWTH FUND INC.
     11100 Santa Monica Boulevard, 15th Floor Los Angeles, California, 90025
                            Telephone (310) 996-6000


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



SHAW B. WAGENER, President and PEO, and MICHAEL A. FELIX, Treasurer of Emerging Markets Growth Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

EMERGING MARKETS GROWTH                     EMERGING MARKETS GROWTH
FUND, INC.                                  FUND, INC.




/s/ Shaw B. Wagener                         /s/ Michael A. Felix
Shaw B. Wagener, President                  Michael A. Felix, Treasurer

Date: August 28, 2003                       Date: August 28, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EMERGING MARKETS GROWTH FUND, INC. and will be retained by EMERGING MARKETS GROWTH FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.